Exhibit 107.1
Calculation of Filing Fee Tables

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARRIOTT INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)
Equity	Class A Common Stock, par value $0.01 per(3)	Rule 457(o)	$300,000,000	-	$300,000,000	$153.10 per $1,000,000	$45,930
Debt	Executive Deferred Compensation Plan Obligations(4)	Rule 457(o)	$150,000,000	-	$150,000,000	$153.10 per 1,000,000	$22,965
Equity	Class A Common Stock, par value $0.01 per(5)	Rule 457(o)	$5,000,000	-	$5,000,000	$153.10 per $1,000,000	$765.50
Total Offering Amounts					$455,000,000		$69,660.50
Total Fee Offsets(2)							-
Net Fee Due							$69,660.50

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also registers such amount of additional securities that may be offered pursuant to the terms of the Marriott Retirement Savings Plan (the “RSP”) or the Marriott International, Inc. Puerto Rico Retirement Plan (the “PR Plan”), which provide for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the RSP and the PR Plan.

(2)	The Registrant does not have any fee offsets.
(3)	Represents $300,000,000 worth of the Class A Common Stock to be offered and sold under the RSP.
(4)	Represents $150,000,000 of unfunded and unsecured obligations of the Registrant payable under the Marriott International, Inc. Executive Deferred Compensation Plan.
(5)	Represents $5,000,000 worth of the Class A Common Stock to be offered and sold under the PR Plan.